===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               Allin Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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

                                                     [LOGO OF ALLIN CORPORATION]


                               Allin Corporation
                              381 Mansfield Avenue
                                   Suite 400
                      Pittsburgh, Pennsylvania  15220-2751

                    Notice of Annual Meeting of Stockholders
                            To be held May 10, 2001



Dear Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Allin Corporation (the "Company") that will be held on Thursday, May 10, 2001 at 1:00 p.m. EDT, at the Company's headquarters at 381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania 15220, for the following purposes, as set forth in the accompanying proxy statement:

    1.  To elect six directors.

    2. To ratify the Board of Director's appointment of Arthur Andersen LLP as independent public accountants for the Company for the year ending December 31, 2001.

    3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.


     The Board of Directors has established the close of business on March 23, 2001, as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting and any adjournment or postponement thereof.

     YOU ARE URGED TO REVIEW CAREFULLY THE ACCOMPANYING PROXY STATEMENT AND TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

       Your proxy may be revoked by you at any time before it has been voted. You are cordially invited to attend the annual meeting in person if it is convenient for you to do so.

       By order of the Board of Directors,

       /s/ Dean C. Praskach

       Dean C. Praskach
       Secretary


April 4, 2001

                               Allin Corporation
                                Proxy Statement


General Information

     This proxy statement is provided to the stockholders of Allin Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 10, 2001, at 1:00 p.m., EDT, at the Company's headquarters at 381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania 15220, and any adjournments or postponements thereof. A form of proxy is enclosed for use at the annual meeting. Proxies properly executed and returned in a timely manner will be voted at the annual meeting in accordance with the directions specified therein. If no direction is indicated, they will be voted for the election of the nominees named herein as directors, for the ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants and, on other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. The persons named as proxies were selected by the Board of Directors and are present members of executive management of the Company.

     The Company's executive offices are located at 381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania 15220-2751, and its telephone number is (412) 928-8800. Proxy materials are first being mailed to stockholders beginning on or about April 6, 2001.

Shares Outstanding, Voting Rights and Vote Required

  Only stockholders of record at the close of business on March 23, 2001 are entitled to vote at the annual meeting. The only voting stock of the Company outstanding and entitled to vote at the annual meeting is as follows: its Common Stock, par value $.01 per share (the "Common Stock"), of which 6,967,339 shares were outstanding as of the close of business on March 23, 2001, and its Series G Convertible Redeemable Preferred Stock, par value $.01 per share (the "Series G Preferred Stock"), of which 150 shares were outstanding as of the close of business on March 23, 2001. The holders of Series G Preferred Stock are entitled to vote with the holders of Common Stock together as a single class on all matters submitted for a vote of the holders of Common Stock that do not require a separate class vote of the holders of Common Stock under the Company's Certificate of Incorporation or applicable law, regulations or rules of The Nasdaq Stock Market ("Nasdaq"). Each share of Common Stock issued and outstanding is entitled to one vote on matters properly submitted at the annual meeting. Each share of Series G Preferred Stock issued and outstanding is entitled to 5,295 votes on matters properly submitted at the annual meeting.

  The presence, in person or by proxy, of the holders of shares of Common Stock and Series G Preferred Stock entitled to cast a majority of the votes on the matters to be presented at the annual meeting is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and properly executed broker non-votes are counted for purposes of determining the presence or absence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions are counted in tabulating votes cast on proposals presented to stockholders, whereas broker non-votes are not. Votes cast in person or by proxy at the annual meeting will be tabulated by the election inspector appointed for the meeting.

  Directors will be elected by a plurality of the votes of the shares present or represented by proxy at the annual meeting and entitled to vote on the election of directors. That is, the six nominees receiving the greatest number of votes will be elected. If a quorum is present, abstentions and broker non-votes will have no effect on the voting for the election of directors. Approval of the ratification of the appointment of independent public accountants for 2001 requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting. If a quorum is present, broker non-votes will have no effect on the voting for the ratification of the appointment of independent public accountants. However, abstentions will have the effect of a negative vote.

  Stockholders of record voting by proxy may revoke that proxy at any time before it is voted at the annual meeting by delivering written notice to the Secretary of the Company before the vote is taken at the annual meeting, by delivering a proxy bearing a later date before the vote is taken at the annual meeting or by attending the annual meeting in person and casting a ballot contrary to the previously granted proxy. Stockholders whose shares are held in "street name" by a broker and who have instructed the broker to vote the shares must follow the directions received from the broker as to how to change their vote. Stockholders whose shares are held in "street name" by a broker and who wish to vote in person at the annual meeting must first obtain a legal proxy from their broker.

  The Board of Directors recommends voting FOR the election of all nominees named herein to the Board of Directors or for a substitute nominee if any of the nominees named herein becomes unable or unwilling to serve and FOR the proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for 2001. Proxies properly executed and returned in a timely manner will be voted at the annual meeting in accordance with the directions specified therein. If no direction is indicated, they will be voted FOR the election of the director nominees named herein, FOR the proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for 2001 and, on other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. The persons named as proxies were selected by the Board of Directors.

                             Election of Directors
                                  (Proposal 1)

     The Board of Directors of the Company currently consists of six members, five of whom are non-employee directors. The Chairman and Chief Executive Officer of the Company is a member of the Board. All directors are elected for a one-year term and hold office until the next annual meeting of stockholders following election and until their successors are duly elected and qualified. All executive officers serve at the discretion of the Board and are elected by the Board each year.

     The persons named below have been designated by the Board of Directors as nominees for election as directors, for terms expiring at the 2002 Annual Meeting of Stockholders. All nominees currently serve as directors of the Company. Ages are given as of March 31, 2001.

  Richard W. Talarico, age 45, became Chairman of the Board and Chief Executive Officer of the Company in July 1996. He has also served as a director of the Company's subsidiary, Allin Interactive Corporation ("Allin Interactive"), since October 1994 and as Chairman of the Board and Chief Executive Officer of Allin Interactive since June 1996. Mr. Talarico has served Allin Interactive in various other capacities, including Vice President of Finance from October 1994 to October 1995, President from October 1995 to June 1996 and Chief Financial Officer, Secretary and Treasurer from October 1994 to June 1996. Mr. Talarico has served as an officer and director of the Company's other subsidiaries since their inception or acquisition by the Company. Since 1991, Mr. Talarico has been a partner in The Hawthorne Group (''THG''), where he has been involved in numerous business ventures and has served in various financial and operating capacities. THG is a private investment and management company which invests through affiliates primarily in media and communications companies. Mr. Talarico also serves as a director of Wexford Health Sources, Inc., Longford Health Sources, Inc. and Galway Technologies, Inc., which are providers of health and rehabilitation-related services.

     Brian K. Blair, age 38, became a director of the Company in July 1996. Mr. Blair also served as Chief Operating Officer and Secretary of the Company from July 1996 until his resignation from these positions in February 1998. Mr. Blair has served as a director of Allin Interactive since October 1994 and as a director of the Company's other subsidiaries since their inception or acquisition by the Company. Mr. Blair also served as Vice President of Administration and Operations of Allin Interactive from October 1994 until June
1996 and as its President from June 1996 until February 1998.   Mr. Blair served
as President of Blair Haven Entertainment, Inc., doing business as Commercial Downlink, a provider of cable and closed circuit television services, from 1989 to 1998. Mr. Blair currently serves as President of Digital Media Corp., a video production and satellite communications company. In 1999, Mr. Blair co-founded Novair Media Corp., a niche market television media company, and serves as its Chief Executive Officer. Mr. Blair also currently is a director of Digital Media Corp., Novair Media Corp. and Com-Tek Printing and Graphics, Inc., a commercial printing company.

     Anthony L. Bucci, age 52, became a director of the Company in August 1998. Mr. Bucci is Chairman and Chief Executive Officer of MARC USA, Pennsylvania's largest full-service marketing communications company. Mr. Bucci has served MARC USA in various capacities since 1970, including as President from September 1988 to February 1997, as Chief Executive Officer since March 1992 and as Chairman since February 1997. Mr. Bucci has supervised advertising and marketing for a range of clients, including specialty retailing, financial services, automotive, fashion, fast food, home centers, general merchandise and amusement parks.

     William C. Kavan, age 50, became a director of the Company in July 1996 and has served as a director of Allin Interactive since October 1994. Mr. Kavan has also served as a director of certain of the Company's other subsidiaries since their inception or acquisition by the Company. From 1980 to 2000, Mr. Kavan served as president of Berkely-Arm, Inc. (''Berkely''), the largest provider of revenue-generating passenger insurance programs for the cruise industry. Berkely serves 25 cruise line clients, including Carnival, Costa, Cunard, Epirotiki, NCL, P&O, Princess, Radisson and RCCL. Mr. Kavan currently serves as a director of thirteen privately held businesses in diverse industries including restaurants, cleaning, digital photography, consumer products and insurance.

     James S. Kelly, Jr., age 50, became a director of the Company in August 1998. Mr. Kelly founded KCS Computer Services, Inc. ("KCS"), now Allin Consulting of Pennsylvania, Inc., a subsidiary of the Company ("Allin Consulting-Pennsylvania"), in 1985 and served as its President and Chief Executive Officer prior to its acquisition by the Company in August 1998. Following the acquisition of KCS, the Company appointed Mr. Kelly as a director of the Company. Mr. Kelly was responsible for setting strategic direction for KCS, oversight of all KCS operations and direction of its finance and administration function. Mr. Kelly has been involved in the information technology field for over 25 years.

     Anthony C. Vickers, age 51, became a Director of the Company in November 1999. Mr. Vickers founded IT Services Development ("ITSD") in 1998 and has served as principal of ITSD since its inception. ITSD is a management consulting firm that assists clients with projects ranging from strategic planning to acquisitions and customer satisfaction surveys. From 1996 to 1998, Mr. Vickers served as Chairman of the Information Technology Services Division of the Information Technology Association of America ("ITAA"), a technology industry association. Mr. Vickers currently serves as a director of ITAA. Mr. Vickers has also been a member of the Advisory Board of Technology Empowerment, Inc., an emerging off-shore developer of E-business solutions, since September 2000. Mr. Vickers founded Computer People, a public information technology services organization, in 1972 and served as its chief executive officer and president until November 1995 and as a director until March 1998. Mr. Vickers served as a director of PC Tutor Corporation, which provided computer training services to small and medium-sized businesses from 1998 to 2000. Mr. Vickers also served as a director of Computer Technology Associates, a provider of information technology services and E-government solutions to the federal and state governments, from January to October 2000, and as a member of the advisory board of Greenbrier & Russel, which specializes in E-business enabling, since August 1999.

     There are no family relationships among the Company's directors and executive officers. All directors hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers serve at the discretion of the Board of Directors.


                  The Board of Directors Recommends a Vote FOR
                    The Election of the Above Named Nominees


     If you do not wish your shares to be voted for particular nominees, you may so indicate on the proxy. If, for any reason, any of the nominees shall become unavailable for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes proposed by the Board of Directors, unless the Board of Directors should decide to reduce the number of directors to be elected at the annual meeting. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.


               Meetings and Committees of the Board of Directors

     The business affairs of the Company are managed under the direction of the Board of Directors. During 2000, the Company's Board of Directors held six meetings and took action by unanimous written consent in lieu of meetings five times. In 2000, no incumbent director attended fewer than 75% of the total number of Board meetings and meetings of committees upon which he served during the period for which he served as a director.

     The Board of Directors has established two committees, the Audit Committee and the Compensation Committee. The Board has no standing nominating committee.

     The Audit Committee provides oversight of the financial reporting process and management's responsibility for the integrity, accuracy and objectivity of financial reports and accounting and financial reporting and practices. The Audit Committee has the power to recommend the retention of the independent public accountants for the Company and to consult with such independent accountants concerning the plan of audit, their report of audit and the adequacy of internal controls. The Audit Committee met independently four times during 2000.

     The Compensation Committee reviews and makes recommendations to the Board of Directors concerning the compensation and benefit policies and practices of the Company. The Compensation Committee is currently composed of two non-employee directors, Anthony L. Bucci and William C. Kavan. The Compensation Committee met independently three times during 2000.


                             Audit Committee Report


     The Audit Committee is currently composed of two non-employee directors, James S. Kelly, Jr. (Chairman) and Brian K. Blair. As set forth in Nasdaq Marketplace Rule 4350(d)(2), prior to June 14, 2001, the Board of Directors will add and/or replace members of the Audit Committee to ensure that the committee will consist of at least three members comprised solely of independent directors, each of whom must be able to read and understand fundamental financial statements and one of whom must be financially sophisticated. The Board has adopted a written charter for the Audit Committee, a copy of which is included as Annex A to this proxy statement.

     The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Audit Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communications with Audit Committees," and discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2000 with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements, and the independent auditors have the responsibility for the examination of those financial statements.

     Based on the above-mentioned review and discussion with management and the independent auditors, the Audit Committee recommended that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee also approved the reappointment of Arthur Andersen LLP as the Company's independent auditors.

                                                   Respectfully Submitted,

                                                   James S. Kelly, Jr., Chairman
                                                   Brian K. Blair


                               Executive Officers

     Information concerning Mr. Talarico, the Company's Chairman and Chief Executive Officer, is included above in the biographic summaries of the nominees for director. Information with regard to the remaining executive officers of the Company who are not also directors follows:

     Timothy P. O'Shea, age 37, became President of the Company in January 1999. Mr. O'Shea has also served as President of the Company's subsidiaries, Allin Network Products, Inc. and Allin Holdings Corporation, since January 1999 and Vice President of the Company's other subsidiaries since January 1999. Prior to joining the Company, Mr. O'Shea was employed by Actium, a Modis solutions company providing technology consulting services, from 1991 to 1998. Mr. O'Shea served Actium in various capacities, including Team Director from 1991 to 1992, Regional Manager from 1993 to 1996, and Vice President, Regional Development from 1997 to 1998. Mr. O'Shea was involved in all aspects of new regional development including the development of regional best practices and standard regional reporting. Mr. O'Shea was instrumental in developing the technology consulting practices of four regional offices including establishing key business partners, developing comprehensive business plans, developing and mentoring of regional teams, transitioning of previous business practices to the Actium advanced technology business model and promoting sales growth.

     Dean C. Praskach, age 43, has held the positions of Chief Financial Officer of the Company since May 1999, Secretary of the Company since March 1998 and Treasurer of the Company since July 1997. Mr. Praskach is the Company's principal financial and accounting officer. Mr. Praskach has also served the Company as Vice President Finance since July 1997 and Director of Financial Planning from November 1996 to July 1997. Mr. Praskach served both the Company and The Hawthorne Group, a private investment and management company, in a consulting capacity from February 1995 until joining the Company. From September 1989 through July 1994, he was employed at First Westinghouse Capital Corporation in various positions, where he was involved in equity and mezzanine financing of leveraged acquisitions. Mr. Praskach has held the positions of Vice President-Finance and Treasurer of all of the Company's subsidiaries since July 1997 or upon acquisition, if later, and was named Secretary of all of the Company's subsidiaries in March 1998 or upon acquisition, if later.



                             Executive Compensation


Summary Compensation Table

     The following table sets forth information concerning 1998, 1999 and 2000 compensation of the Chief Executive Officer and the other executive officers of the Company (collectively the "Named Executives"). Information with respect to 1998 compensation is not given for Mr. O'Shea as he did not join the Company and begin service as an executive officer of the Company until 1999.


                                               Annual Compensation                       Long Term Compensation
                                  -------------------------------------------      ----------------------------------
   Name and Principal Position           Year           Salary ($)                  Securities Underlying Options (#)
---------------------------------     ----------       -------------               ----------------------------------
Richard W. Talarico                      2000           $175,000                                  25,000
   Chief Executive Officer               1999           $175,000                                  60,000
                                         1998           $164,583                                 100,000

Timothy P. O'Shea                        2000           $150,000                                  25,000
   President                             1999           $140,385                                  60,000

Dean C. Praskach                         2000           $140,625                                   6,250
   Chief Financial Officer,              1999           $127,500                                  28,750
   Treasurer and Secretary               1998           $102,917                                  23,500


Employment Agreements

     During 1998, the Company entered into an employment agreement with Mr. Talarico, the term of which commenced May 15, 1998 and will continue through May 15, 2001. The annual salary as set forth in the employment agreement is $175,000, subject to annual merit increases. In the event that the Company achieves certain performance criteria, the annual base salary was to be increased to $225,000. The Company met the performance criteria, but Mr. Talarico has to date declined any change in annual base salary.

     The employment agreement contains restrictive covenants prohibiting Mr. Talarico from competing with the Company or soliciting the Company's employees or customers for another business during the term of the agreement and for a period of two years after termination or the end of the employment term.

     The employment agreement provides for option grants to purchase 100,000 shares of the Company's Common Stock upon signing of the agreement and option grants to purchase an additional 100,000 shares of Common Stock on each of January 1, 1999 and January 1, 2000, if shares are then available under the Company's stock plans. In June 1998, Mr. Talarico was granted options to purchase 100,000 shares of Common Stock in accordance with the terms of the employment agreement. The exercise price of $4.50 per share was based on market price at date of grant. In March 1999 and in January 2000, Mr. Talarico was granted options to purchase 60,000 and 15,000, respectively, shares of Common Stock. The exercise prices of $3.25 per share for the March 1999 grant and $4.50 per share for the January 2000 grant were based on market prices at the dates of grant. The Company's management determined that awards in excess of 60,000 shares in March 1999 and 15,000 shares in January 2000 would not allow an adequate number of available shares for planned option awards to the Company's senior managers and other employees. In August 2000 and January 2001, Mr. Talarico was also granted options to purchase 10,000 and 75,000 shares, respectively, of Common Stock. The exercise prices of $1.91 per share for the August 2000 grant and $1.25 per share for the January 2001 grant were based on market prices at the dates of grant.

     Options to acquire shares of Common Stock granted to Mr. Talarico pursuant to the agreement under the Company's stock plans will vest on the earlier to occur of May 15, 2001 or, if earlier, on the date of termination of Mr. Talarico's employment without cause or a change in control of the Company, defined as a sale of all or substantially all of the Company's assets, a merger in which the Company is not the surviving corporation or when a person or group, other than the stockholders of the Company as of June 1, 1998, owns 50% or more of the outstanding Common Stock. The employment agreement also provides that Mr. Talarico will be entitled to receive following termination of employment by the Company without cause or contemporaneously with or within ninety days prior to the occurrence of a change in control of the Company, semi-monthly severance payments equal to the semi-monthly base salary payment which he was receiving immediately prior to such termination until the later of the later of the first anniversary of the termination or May 15, 2001.

     The Company and Mr. Talarico are currently negotiating the terms of a new employment agreement to replace the agreement currently in effect.

     In February 2001, the Company entered into a new employment agreement with Mr. O'Shea, the term of which commenced as of January 1, 2001 and will continue through December 31, 2001. Mr. O'Shea's annual salary for the term of the agreement is $170,000. Mr. O'Shea is also eligible to receive a discretionary bonus for the annual period ending December 31, 2001 based on performance parameters and objectives established by the Company's Chief Executive Officer in consultation with the Board of Directors and Mr. O'Shea. The award of any bonus for the 2001 fiscal period will be at the sole discretion of the Board of Directors.

     The employment agreement contains restrictive covenants prohibiting Mr. O'Shea from competing with the Company during the term of the agreement or soliciting the Company's employees or customers for another business during the term of the agreement and for a period of one year after termination or the end of the employment term.

     The employment agreement also provides that Mr. O'Shea will be eligible to participate in the Company's various stock plans, subject to approval of the Board of Directors. The employment agreement with Mr. O'Shea does not, however, specify any minimum number of options to be awarded during the term of the agreement. Options granted to date to Mr. O'Shea will vest, except as noted below, at a rate of 20% of each award on each of the first five anniversary dates of the award. Pursuant to the employment agreement, options to acquire shares of Common Stock granted to Mr. O'Shea under the Company's stock plans prior to February 13, 2001 will, if not already vested, vest on the date of a change in control of the Company, defined as a sale of all or substantially all of the Company's assets, a merger in which the Company is not the surviving corporation or when a person or group, other than the stockholders of the Company as of January 1, 2001, owns or controls 40% or more of the outstanding Common Stock.

     In January 2000, August 2000 and January 2001, Mr. O'Shea was granted options to purchase 15,000, 10,000 and 40,000 shares, respectively, of Common Stock. The exercise prices of $4.50 per share for the January 2000 grant, $1.91 per share for the August 2000 grant and $1.25 per share for the January 2001 grant were based on market prices at the dates of grant. Options to purchase a total of 125,000 shares of Common Stock have been granted to Mr. O'Shea prior to February 13, 2001, including the January 2000, August 2000 and January 2001 grants, and will vest, if not already vested, in accordance with the terms previously described.

     In the event of termination of employment by the Company in conjunction with or within one year after the occurrence of a change in control of the Company, Mr. O'Shea will be entitled to receive semi-monthly severance payments equal to the semi-monthly base salary payment which he was receiving immediately prior to such termination until the first anniversary of the termination. In this event, Mr. O'Shea will also have the right to convert each of his vested options to purchase Common Stock granted prior to February 13, 2001 into the right to receive cash in an amount equal to the difference between the fair market value of the stock on the date the right is exercised and the exercise price of the option from which the right was converted. The rights may be exercised at any time prior to the final expiration date of Mr. O'Shea's options, notwithstanding the expiration of the options based on Mr. O'Sheas's termination prior to such expiration date. In addition, Mr. O'Shea's options granted prior to February 13, 2001 will automatically convert into such rights immediately prior to the day such options would otherwise terminate based on termination of Mr. O'Shea's employment in connection with a change of control of the Company.

     In June 2000, the Company entered into an employment agreement with Mr. Praskach, the term of which commenced June 23, 2000 and will continue through June 23, 2005. The Company and Mr. Praskach amended the employment agreement on February 13, 2001. Mr. Praskach's current annual salary is $145,000. The employment agreement permits annual merit increases to salary. Mr. Praskach is also eligible to receive a discretionary bonus for any annual period subject to approval by the Board of Directors.

     The employment agreement contains restrictive covenants prohibiting Mr. Praskach from competing with the Company or soliciting the Company's employees or customers for another business during the term of the agreement and for a period of eighteen months after termination or the end of the employment term.

     Mr. Praskach is eligible to receive stock options as may be awarded from time to time and under terms similar to options awarded to other employees under the Company's stock plans. The employment agreement with Mr. Praskach does not, however, specify any minimum number of options to be awarded during the term of the agreement. Mr. Praskach was granted options to purchase 6,250 and 30,000 shares of Common Stock in February 2000 and January 2001, respectively. The exercise prices were based on market prices at the dates of grant and were $4.00, and $1.25 per share, respectively. Options granted to date to Mr. Praskach will vest, except as noted below, at a rate of 20% of each award on each of the first five anniversary dates of the award. Pursuant to the amendment to the employment agreement, options to acquire shares of Common Stock granted to Mr. Praskach under the Company's stock plans prior to February 13, 2001 will, if not already vested, vest on the date of a change in control of the Company, defined as a sale of all or substantially all of the Company's assets, a merger in which the Company is not the surviving corporation or when a person or group, other than the stockholders of the Company as of January 1, 2001, owns or controls 40% or more of the outstanding Common Stock.

     The employment agreement also provides that Mr. Praskach will be entitled to receive for up to one year following termination of employment by the Company without cause, semi-monthly severance payments equal to the semi-monthly base salary payment which he was receiving immediately prior to such termination until the earlier of the first anniversary of the termination or the date on which Mr. Praskach obtains other full-time employment. In the event of termination of employment, whether voluntary or involuntary, in conjunction with or within one year after the occurrence of a change in control of the Company, Mr. Praskach will also be entitled to receive a bonus equal to his annual base salary at the time of termination and will have the right to convert each of his vested options to purchase Common Stock granted prior to February 13, 2001 into the right to receive cash in an amount equal to the difference between the fair market value of the stock on the date the right is exercised and the exercise price of the option from which the right was converted. The rights may be exercised at any time prior to the final expiration date of Mr. Praskach's options, notwithstanding the expiration of the options based on Mr. Praskach's termination prior to such expiration date. In addition, Mr. Praskach's options granted prior to February 13, 2001 will automatically convert into such rights immediately prior to the day such options would otherwise terminate based on termination of Mr. Praskach's employment in connection with a change of control of the Company.


Stock Plans

     In October 1996, the Board of Directors adopted the 1996 Stock Plan, and in April 1997 the Board of Directors adopted the 1997 Stock Plan which was approved by the Company's stockholders in May 1997. The Board of Directors subsequently approved re-issuance of forfeited option grants and restricted shares under the 1996 and 1997 Plans. In September 1998, the Board of Directors adopted the 1998 Stock Plan, which was approved by the Company's stockholders in December 1998. The Board of Directors subsequently approved re-issuance of forfeited shares under the 1998 Plan. In February 2000, the Board of Directors adopted the 2000 Stock Plan, which was approved by the Company's stockholders in May 2000. All of the plans provide for awards of stock options, stock appreciation rights, restricted shares and restricted units to officers and other employees of the Company and its subsidiaries and to consultants and advisors (including non-employee directors) of the Company and its subsidiaries. The plans are administered by the Board of Directors which has broad discretion to determine the individuals entitled to participate in the plans and to prescribe conditions (such as the completion of a period of employment with the Company following an award). The Compensation Committee is responsible for making recommendations to the Board of Directors concerning executive compensation, including the award of stock options.

     The number of shares that may be awarded under the Company's 1996, 1997, 1998 and 2000 stock plans are 266,000, 300,000, 375,000 and 295,000, respectively.  At December 31, 2000, 46,199, 44,250, 99,340 and 162,250 shares remained available for future grants under the 1996, 1997, 1998 and 2000 Plans, respectively.


Option Grants in Last Fiscal Year

     The following table provides information concerning stock options granted to the Named Executives during 2000.


                                                               Individual Grants                    Grant Date Value
                                              ---------------------------------------------------  ------------------
                              Number of           % of Total
                              Securities       Options Granted     Exercise or                         Grant Date
                              Underlying       to Employees in     Base Price                       Present Value $
          Name             Options Granted       Fiscal Year         ($/sh)      Expiration Date          (1)
------------------------  ------------------  ------------------  -------------  ----------------  ------------------
Richard W. Talarico               15,000 (2)               6.7 %          $4.50            1/3/07             $41,700
                                  10,000 (2)               4.5 %          $1.91            8/8/07             $14,100

Timothy P. O'Shea                 15,000 (3)               6.7 %          $4.50            1/3/07             $43,650
                                  10,000 (3)               4.5 %          $1.91            8/8/07             $14,100

Dean C. Praskach                   6,250 (4)               2.8 %          $4.00           2/16/07             $18,188

(1) The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions for 2000 grants to Named Executives.

Risk-free interest rate:
    Options granted to Richard W. Talarico (15,000)           5.3 %
    Options granted to Richard W. Talarico (10,000)           6.0 %
    Options granted to Timothy P. O'Shea (15,000)             5.2 %
    Options granted to Timothy P. O'Shea (10,000)             6.0 %
    Options granted to Dean C. Praskach                       5.2 %
Expected dividend yield                                       0.0 %
Expected life of options                                     7 yrs.
Expected volatility rate                                     69.0 %

No adjustments were made for non-transferability or risk of forfeiture.

(2) Under the terms of the Company's current employment agreement with Mr. Talarico, these options to acquire shares of Common Stock granted to Mr. Talarico will vest on the earlier to occur of May 15, 2001 or on the date of termination of Mr. Talarico's employment without cause or a change in control of the Company, defined as a sale of all or substantially all of the Company's assets, a merger in which the Company is not the surviving corporation or when a person or group, other than the stockholders of the Company as of June 1, 1998, owns 50% or more of the outstanding Common Stock.

(3) Under the terms of the Company's current employment agreement with Mr. O'Shea, these options granted to Mr. O'Shea will vest at a rate of 20% on each of the first five anniversary dates of the award, or earlier if not already vested, on the date of a change in control of the Company, defined as a sale of all or substantially all of the Company's assets, a merger in which the Company is not the surviving corporation or when a person or group, other than the stockholders of the Company as of January 1, 2001, owns or controls 40% or more of the outstanding Common Stock. For more information about the terms of the options held by Mr. O'Shea, see the discussion under "Employment Agreements" above.

(4) Under the terms of the Company's current employment agreement with Mr. Praskach, these options granted to Mr. Praskach will vest at a rate of 20% on each of the first five anniversary dates of the award, or earlier if not already vested, on the date of a change in control of the Company, defined as a sale of all or substantially all of the Company's assets, a merger in which the Company is not the surviving corporation or when a person or group, other than the stockholders of the Company as of January 1, 2001, owns or controls 40% or more of the outstanding Common Stock. For more information about the terms of the options held by Mr. Praskach, see the discussion under "Employment Agreements" above.

Fiscal Year End Option Values

  The following table provides information concerning stock options held by the Named Executives at December 31, 2000. No options were exercised in 2000.

                                                          Number of Securities            Value of Unexercised
                                                         Underlying Unexercised         In-the-Money Options at
                                                       Options at Fiscal Year End         Fiscal Year End (1)
                                                     ------------------------------  ------------------------------
          Name                                        Exercisable    Unexercisable    Exercisable    Unexercisable
------------------------                             -------------  ---------------  --------------  --------------
Richard W. Talarico                                         16,800          189,200             ---             ---
Timothy P. O'Shea                                           12,000           73,000             ---             ---
Dean C. Praskach                                            24,850           48,150             ---             ---

  (1) Based on the December 31, 2000 closing price per share of Common Stock of $1.25, as reported by Nasdaq, and the various option exercise prices per share, none of the options held by the Named Executives were in-the-money at December 31, 2000.


Report of the Compensation Committee of the Board on Executive Compensation

     The Compensation Committee is responsible for making recommendations to the Board of Directors concerning executive compensation, including base salaries, bonuses and awards of stock options and other forms of incentive compensation. Anthony L. Bucci and William C. Kavan are currently members of the Compensation Committee. The Compensation Committee met independently three times during 2000.

     The Company's compensation policies are intended to attract and retain people necessary to grow the business on a long-term basis, to encourage the creation and appreciation of stockholder value by providing incentives to employees to act as stockholders accountable for their own actions and the overall success of the Company, to link compensation levels to business results and to maintain an appropriate balance between base salary and short-and long-term compensation.

     In determining the compensation of the Company's Chief Executive Officer and its other executive officers, factors taken into account include the Company's performance under business conditions prevailing in the Company's lines of business, contributions made by, or expected to be made by, the specific executive officer, the business area for which such person is responsible and the compensation for other executives having similar background and experience.

     The basic elements of each executive officer's 2000 compensation were salary and incentive compensation in the form of options to purchase shares of the Company's Common Stock under the Company's stock plans. Executive officers are also eligible to receive annual bonus payments, which the Compensation Committee believes should be tied to both short and long-term performance of the Company as well as financial performance for stockholders. The Compensation Committee believes that the current level of salary compensation for the Company's executive officers is below the level of other comparable companies in similar stages of development. Although the Committee believes that the performance of the Company improved sufficiently during 2000 to warrant the payment of bonuses to the Company's executive officers, no bonuses were paid to the Company's executive officers during 2000. As was the case for bonuses with respect to 1998 and 1999, the Company's management determined that at the Company's stage of development, the resources were better utilized elsewhere.

     It is the Committee's intention to continue to utilize forms of compensation for the Company's executive officers that favor long-term incentives so that such executives may benefit from any increase in the value of the Common Stock along with the Company's other stockholders. The Compensation Committee believes that stock options provide an additional incentive to executives to continue in the service of the Company.

     Mr. Talarico became Chief Executive Officer of the Company at the time of its formation in July 1996. His annual base salary was fixed at $175,000 for 2000. Although Mr. Talarico's Employment Agreement entered into in 1998 called for an increase in his annual base salary to $225,000 at the end of 1999, this increase was declined by Mr. Talarico at that time due to his belief that at the Company's stage of development at the end of 1999, the resources were better utilized elsewhere. Mr. Talarico was granted options to purchase 15,000 shares of the Company's Common Stock in January 2000, 10,000 shares in August 2000 and 75,000 shares in January 2001. The option awards were granted giving consideration to Mr. Talarico's contributions to the Company, including making substantial progress in the effort to refocus the Company toward solutions-oriented information technology consulting services, greatly expanding the prospects of the Company's Interactive Media Solutions Area and maintaining the Company's revenue base at a time when the largest segment of the Company's revenue was declining substantially due to market conditions. Consistent with the desire to provide incentive compensation, the options granted to Mr. Talarico vest on May 15, 2001. Although Mr. Talarico's Employment Agreement called for option grants covering 100,000 shares on each of January 1, 1999 and January 1, 2000, the number of options available under the Company's 1996, 1997, 1998 and 2000 Stock Plans was not deemed to be sufficient to allow for these grants in conjunction with the grants awarded, and planned for award, to the Company's other employees. Options to purchase a total of 31,250 shares of the Company's Common Stock were awarded to the other two executive officers of the Company during 2000 and 70,000 shares were awarded in January 2001. These options are to vest 20% each year beginning on the first anniversary of the dates of the respective grants.

     Mr. Talarico's overall compensation package was the subject of considerable deliberation by the Compensation Committee. Mr. Talarico has continually declined increases in his base salary and cash bonuses to which he was contractually entitled as well as the full complement of options that were contractually available to him. The decision to decline these contractual entitlements was made by Mr. Talarico in the interest of the Company and its stockholders. These actions have enabled the Company to maintain larger cash reserves than would have otherwise been available, to utilize cash in other areas of the business and to maintain a more substantial options program for middle managers than would have otherwise been available.

     All employees of the Company and its subsidiaries, in addition to the Company's executive officers, are eligible to participate in the Company's 1996 Stock Plan, 1997 Stock Plan, 1998 Stock Plan and 2000 Stock Plan. As of March 28, 2001, 69 employees of the Company and its subsidiaries were participants under these plans.

                                         Compensation Committee:
                                         Anthony L. Bucci
                                         William C. Kavan



Compensation of Directors

     The non-employee directors of the Company had been entitled to receive, at the conclusion of each year of service, an automatic grant of an immediately exercisable option to acquire 5,000 shares of Common Stock at an exercise price per share equal to the closing price of the Common Stock as reported by Nasdaq for the date on which the options are granted. Coincident with the approval of the Company's 2000 stock plan in May 2000, the Company's practice has changed such that at the commencement of each year of service, each non-employee director will be entitled to receive an option to acquire 5,000 shares of Common Stock at an exercise price equal to the closing price of the Common Stock on the date of the grant. The option will vest on the first anniversary of the date of the grant if the individual is serving as a director on that date. For the first year following this change in the Company's practice, non-employee directors received, in conjunction with the anniversary of their service as a director, an immediately exercisable option grant related to the completed year of service and an option grant vesting in one year related to the commencement of the new year of service as a director.

     On February 10, 2000, Mr. Blair received an immediately exercisable grant to acquire 5,000 shares of Common Stock at the exercise price of $4.03 per share. On September 1, 2000, Messrs. Bucci and Kelly each received immediately exercisable grants to acquire 5,000 shares of Common Stock and grants to acquire 5,000 shares of Common Stock vesting one year from date of grant at the exercise price of $2.00 per share. On November 10, 2000,

Messrs. Kavan and Vickers each received immediately exercisable grants to acquire 5,000 shares of Common Stock and grants to acquire 5,000 shares of Common Stock vesting one year from date of grant at the exercise price of $1.94 per share.

     Non-employee directors of the Company receive $2,500 for each Board of Directors meeting attended and $500 for each separate committee meeting attended on a date on which no full board meeting is held. Directors of the Company who are also employees do not receive additional compensation for attendance at Board and committee meetings, except that all directors are reimbursed for out-of-pocket expenses in connection with attendance at Board and committee meetings.


Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consists of William C. Kavan and Anthony L.
Bucci.

     In March 1998 the Company's subsidiary, Allin Digital Imaging Corp. ("Allin Digital"), contributed certain assets, including rights to the name PhotoWave, formerly used in its operations in the retail digital photography market for a minority, non-controlling equity interest in a new corporation, PhotoWave, Inc. ("PhotoWave"), which thereafter began operations in this market. The value placed on the Company's initial equity interest, $100,000, approximated the value of the assets contributed. Mr. Kavan is a shareholder and director of PhotoWave. Richard W. Talarico, Chairman and Chief Executive Officer of the Company and a director and executive officer of each of the Company's subsidiaries, served as a director of PhotoWave from 1998 to 2000. Mr. Henry Posner, Jr., a beneficial owner of greater than five percent of the Company's outstanding Common Stock, was also a shareholder of PhotoWave during a portion of 2000. In June 2000, Allin Digital sold all of the common shares it held in PhotoWave to Mr. Kavan. Proceeds received from the sale of the PhotoWave stock were approximately $144,000. Allin Digital recorded a gain of approximately $137,000 on the sale of the PhotoWave stock.

     During the fiscal year ended December 31, 2000, Allin Digital sold approximately $20,000 of digital photography equipment and supplies to PhotoWave. The Company believes its sales are on terms substantially similar to those offered non-affiliated parties. Allin Digital and PhotoWave are also parties to a commission-based referral agreement under which PhotoWave earns commissions for referral of customers to Allin Digital. Commissions are based on a percentage of gross revenue. During the fiscal year ended December 31, 2000, PhotoWave earned approximately $13,000 in commissions under this agreement.

     On December 29, 2000, Messrs. Posner, Kavan, Talarico, Thomas D. Wright, who beneficially owned greater than five percent of the Common Stock during a portion of 2000, and Dean C. Praskach, an executive officer of the Company, purchased 113, 10, 10, 10 and 2 shares, respectively, of Series G Preferred Stock at a purchase price of $10,000 per share of Series G Preferred Stock. In conjunction with the purchase of the Series G Preferred Stock, Messrs. Posner, Kavan, Talarico, Wright and Praskach also received warrants to purchase 645,710, 57,142, 57,142, 57,142 and 11,428 shares, respectively, of Common Stock at $1.75 per share. If the Company does issue any shares of Common Stock upon conversion of the Series G Preferred Stock or upon exercise of the warrants, the holders of such shares, including Messrs. Posner, Kavan, Talarico, Wright and Praskach will have certain rights to require the Company to register the shares for resale under the Securities Act of 1933, as amended (the "Securities Act"). See the "Security Ownership of Certain Beneficial Owners" and "Security Ownership of Management" sections of this proxy for more details.

     Each of Messrs. Posner, Kavan Talarico and Wright own shares of Series
D Convertible Redeemable Preferred Stock of the Company (the "Series D Preferred Stock") and related warrants to purchase shares of Common Stock. Messrs. Posner, Kavan, Talarico and Wright own 1,500, 750, 300 and 200 shares of Series D Preferred Ptock, respectively. If the Company does issue any shares of Common Stock upon conversion of the Series D Preferred Stock or upon exercise of the warrants, the holders of such shares, including Messrs. Posner, Kavan, Talarico and Wright will have certain rights to require the Company to register the shares for resale under the Securities Act. See the "Security Ownership of Certain Beneficial Owners" and "Security Ownership of Management" sections of this proxy for more details.

     Certain stockholders of the Company, including Messrs. Posner, Talarico, Kavan, Wright and Brian K. Blair, a director and former officer of the Company, have certain rights under a registration rights agreement to require the Company, subject to certain limitations, to register under the Securities Act, certain of their shares of currently outstanding Common Stock for public offering and sale.

                             Performance Comparison

     The following graph compares the cumulative total return on the Company's Common Stock, the Nasdaq Stock Market Index and an index of Nasdaq Computer & Data Processing Services Stocks for the period from November 1, 1996, the first day of trading of the Company's Common Stock, to December 31, 2000. The graph and chart assume that $100 was invested on November 1, 1996, in each of the Company's Common Stock, the Nasdaq Stock Market index and the index of Nasdaq Computer & Data Processing Services Stocks, with dividends, if any, reinvested. Closing prices at the end of each period are used. The total stockholder returns are not necessarily indicative of future returns.

                             [GRAPH APPEARS HERE]

                        Nov 1, 1996  Dec 31, 1996  Dec 31, 1997  Dec 31, 1998  Dec 31, 1999  Dec 31, 2000

Allin Corporation           $100          $130          $ 26          $ 26          $ 33          $  8
Common Stock
(1)(3)

The Nasdaq Stock            $100          $106          $130          $183          $331          $205
Market Index
(2)(3)

Index of Nasdaq             $100          $106          $130          $233          $491          $236
Computer & Data
Processing Services
Stocks (2)(3)

(1) Based on the initial offering price of the Company's Common Stock as of the effective date of the Company's initial public offering, November 1, 1996, and the closing price on the last trading day of December 1996, 1997, 1998, 1999 and 2000.
(2) Based on the closing price of the respective index on the last trading day of October 1996 and December 1996, 1997, 1998, 1999 and 2000.
(3) Return assumes that all dividends are reinvested. The Company has never paid any dividends on its Common Stock.

                Security Ownership of Certain Beneficial Owners

     The following table presents certain information as of March 20, 2001 as to the beneficial ownership of the Common Stock of the Company by each person or entity who is known to the Company to beneficially own more than five percent of the outstanding Common Stock. Except as indicated, the persons named have sole voting and investment power with respect to all shares shown as being beneficially owned by them. The percentages in the table are rounded to the nearest tenth of a percent.



                                                 Amount and Nature of
Name and Address of Stockholder                  Beneficial Ownership (1)    Percent of Class (1)
----------------------------------------------  -------------------------    -------------------

Henry Posner, Jr. (2)                                    3,644,191                   39.0%
381 Mansfield Avenue, Suite 500
Pittsburgh, PA  15220

James S. Kelly, Jr. (3)                                  1,617,816                   23.2%
2406 Oak Hurst Court
Murrysville, PA  15668

Emanuel J. Friedman (4)                                  1,269,258                   18.2%
1001 19th Street North
Arlington, VA  22209

Friedman, Billings, Ramsey Group, Inc. and               1,174,258                   16.9%
Orkney Holdings, Inc. (5)
1001 19th Street North
Arlington, VA  22209

Les D. Kent (6)                                            721,980                    9.7%
867 El Pintado Road
Danville, CA  94526

Richard W. Talarico (7)                                    673,073                    8.9%
381 Mansfield Avenue, Suite 400
Pittsburgh, PA  15220

William C. Kavan (8)                                       637,975                    8.5%
117 Brixton Road
Garden City, NY 11530

Dimensional Fund Advisors (9)                              408,400                    5.7%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401


(1) The number of shares and the percent of the class in the table and these notes to the table have been calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and assume, on a stockholder by stockholder basis, that each stockholder has converted all securities owned by such stockholder that are convertible into Common Stock at the option of the holder currently or within 60 days of March 20, 2001, and that no other stockholder so converts. Each share of Series D Preferred Stock may currently be converted into 276 shares of Common Stock. Each share of Series F Convertible Redeemable Preferred Stock (the "Series F Preferred stock") may currently be converted into 508 shares of Common Stock.

     Each share of Series G Preferred Stock may currently be converted into the number of shares of Common Stock determined by dividing 10,000 by the lesser of $1.16348 (85% of the average closing price of the Common Stock as reported by Nasdaq over the last five trading days prior to December 29,
     2000) or 85% of the average closing price of the Common Stock as reported by Nasdaq over the last five trading days prior to the date of the conversion, subject to a minimum conversion price of $0.35 per common share. Since 85% of the average closing price of the Common Stock for the five trading days preceding March 20, 2001 was $1.3413, conversion is assumed at a rate of $1.16348 per common share. Warrants issued in August 1998 and December 2000 may be exercised to purchase Common Stock at $4.25 and $1.75 per share, respectively. Information is provided in the footnotes below for each holder as to the number of shares included in the table for conversion of securities.

(2) Includes 1,157,087 shares of Common Stock held by Mr. Posner and 102,000 shares held in various trusts and a family foundation of which Mr. Posner and his wife are trustees and with respect to which shares Mr. Posner shares voting and investment power. Does not include 1,000 shares owned by Mr. Posner's wife and 2,000 shares held by trusts of which Mr. Posner's wife is a trustee. Includes 998,655 shares of Common Stock which may be acquired by exercise of warrants. Mr. Posner owns 1,500 shares of Series D Preferred Stock. The number of shares indicated includes 415,225 shares of Common Stock for conversion of the Series D Preferred Stock. Mr. Posner owns 113 shares of Series G Preferred Stock. The table includes 971,224 shares of Common Stock for conversion of the Series G Preferred Stock. The Series G Preferred Stock is convertible into at least 971,224, but no more than 3,228,571 shares of Common Stock. Assuming that the Series G Preferred Stock became exercisable for the maximum 3,228,571 shares of Common Stock, Mr. Posner would be deemed to beneficially own an aggregate of 50.8% of the Common Stock.

(3) Includes 1,607,816 shares of Common Stock held by Mr. Kelly and 10,000 shares of Common Stock which may be acquired by exercise of options.

(4) As reported on Schedule 13G/A filed with the Securities and Exchange Commission (the "SEC") on February 15, 2001, Mr. Friedman has sole voting and dispositive power with respect to 95,000 of these shares. Mr. Friedman may be deemed to indirectly beneficially own and share voting and dispositive power with respect to 1,174,258 shares directly owned by Friedman, Billings, Ramsey Group, Inc. ("FBRG") by virtue of his control position as Chairman and Chief Executive Officer of FBRG. Mr. Friedman disclaims beneficial ownership of such shares. The number of shares assumes that there has been no change in the number of shares beneficially owned from the number of shares reported as being beneficially owned in the
     Schedule 13G/A.

(5) As reported on Schedule 13G/A filed with the SEC on February 15, 2001, Friedman, Billings, Ramsey Group, Inc. has sole voting and dispositive power with respect to the shares indicated. Each of Eric F. Billings, Emanuel J. Friedman, W. Russell Ramsey and Orkney Holdings, Inc., a wholly-owned subsidiary of FBRG, share voting and dispositive power with respect to the shares. The number of shares assumes that there has been no change in the number of shares beneficially owned from the number of shares reported as being beneficially owned in the Schedule 13G/A.

(6) Includes 213,333 shares of Common Stock held by Mr. Kent. Mr. Kent also owns 1,000 shares of Series F Preferred Stock. The number of shares indicated includes 508,647 shares of Common Stock for the conversion of the Series F Preferred Stock.

(7) Includes 95,347 shares of Common Stock held by Mr. Talarico, 281,000 shares of Common Stock which may be acquired by exercise of options within sixty days of March 20, 2001 and 127,732 shares of Common Stock which may be acquired by exercise of warrants. Mr. Talarico owns 300 shares of Series D Preferred Stock. The table includes 83,045 shares of Common Stock for conversion of the Series D Preferred Stock. Mr. Talarico owns 10 shares of Series G Preferred Stock. The table includes 85,949 shares of Common Stock for conversion of the Series G Preferred Stock. The Series G Preferred Stock is convertible into at least 85,949, but no more than 285,714 shares of Common Stock. Assuming that the Series G Preferred Stock became exercisable for the maximum 285,714 shares of Common Stock, Mr. Talarico would be deemed to beneficially own an aggregate of 11.3% of the Common Stock.

(8) Includes 90,800 shares of Common Stock held by Mr. Kavan, 20,000 shares of Common Stock which may be acquired by exercise of options and 233,614 shares of Common Stock which may be acquired by exercise of warrants. Mr. Kavan owns 750 shares of Series D Preferred Stock. The table includes 207,612 shares of Common Stock for conversion of the Series D Preferred Stock. Mr. Kavan owns 10 shares of Series G Preferred Stock. The table includes 85,949 shares of Common Stock for conversion of the Series G Preferred Stock.

     The Series G Preferred Stock is convertible into at least 85,949, but no more than 285,714 shares of Common Stock. Assuming that the Series G Preferred Stock became exercisable for the maximum 285,714 shares of Common Stock, Mr. Kavan would be deemed to beneficially own an aggregate of 10.9% of the Common Stock.

(9) As reported on Schedule 13G filed with the SEC on February 2, 2001, Dimensional Fund Advisors Inc., an investment advisor registered under
     Section 203 of the Investment Advisors Act of 1940, has sole voting and investment power over the shares indicated, but Dimensional Fund Advisors Inc. disclaims beneficial ownership of the shares. The number of shares assumes that there has been no change in the number of shares beneficially owned from the number of shares reported as being beneficially owned in the
     Schedule 13G.


  Thomas D. Wright may be deemed to beneficially own 269,694 shares or 3.7% of the Company's Common Stock, calculated as discussed in footnote (1) to the foregoing table. This includes 24,181 shares of Common Stock held by Mr. Wright, but does not include 174,000 shares held by Mr. Wright's spouse, 5,000 shares in her own name, and 169,000 shares as trustee for various trusts. This also includes 104,201 shares of Common Stock which may be acquired by exercise of warrants. Mr. Wright owns 200 shares of Series D Preferred Stock. The number of shares includes 55,363 shares of Common Stock for conversion of the Series D Preferred Stock. Mr. Wright owns 10 shares of Series G Preferred Stock. The number of shares includes 85,949 shares of Common Stock for conversion of the Series G Preferred Stock. The Series G Preferred Stock is convertible into at least 85,949, but no more than 285,714 shares of Common Stock. Assuming that the Series G Preferred Stock became exercisable for the maximum 285,714 shares of Common Stock, Mr. Wright would be deemed to beneficially own an aggregate of 6.3% of the Common Stock. Mr. Wright's address is 381 Mansfield Ave., Suite 500, Pittsburgh, PA 15220.

                        Security Ownership of Management

  The following table presents certain information as of March 20, 2001 as to the beneficial ownership of the Common Stock of the Company by (i) each director and Named Executive and (ii) all directors and executive officers as a group. Except as indicated, the persons named have sole voting and investment power with respect to all shares shown as being beneficially owned by them. The percentages in the table are rounded to the nearest tenth of a percent.


                                                  Amount and
                                                  Nature of
                                                  Beneficial
             Name of Stockholder                 Ownership (1)    Percent of Class (1)
---------------------------------------------  -----------------  --------------------

Richard W. Talarico (2)                                  673,073          8.9%
381 Mansfield Avenue, Suite 400
Pittsburgh, PA  15220

Timothy P. O'Shea                                         27,000           *
381 Mansfield Avenue, Suite 400
Pittsburgh, PA  15220

Dean C. Praskach (3)                                      55,969           0.8%
381 Mansfield Avenue, Suite 400
Pittsburgh, PA  15220

Brian K. Blair                                           154,570           2.2%
2498 Monterey Court
Weston, FL  33327

Anthony L. Bucci                                          13,500            *
4 Station Square
Suite 500
Pittsburgh, PA  15219

William C. Kavan (4)                                     637,975           8.5%
117 Brixton Road
Garden City, NY  11530

James S. Kelly, Jr.                                    1,617,816          23.2%
2406 Oak Hurst Court
Murrysville, PA  15668

Anthony C. Vickers                                         5,000            *
1212 Via Zumaya
Palos Verdes Estates, CA  90274


All directors and executive officers, as a
 group (8 persons)                                     3,184,903          38.8%

*    Less than one percent
(1) The number of shares and the percent of the class in the table and these notes to the table have been calculated in accordance with Rule 13d-3 under the Exchange Act, and assume, on a stockholder by stockholder basis, that each stockholder has converted all securities owned by such stockholder that are convertible into Common Stock at the option of the holder currently or within 60 days of March

     20, 2001, and that no other stockholder so converts. The numbers and percentages of shares owned assume that options that are currently exercisable or exercisable within sixty days of March 20, 2001 had been exercised as follows: Mr. Talarico - 281,000 shares; Mr. O'Shea - 27,000 shares; Mr. Praskach - 27,350 shares, Mr. Kavan - 20,000 shares; Messrs. Blair, Bucci and Kelly - 10,000 shares each; Mr. Vickers - 5,000 shares, and all directors and executive officers as a group - 390,350 shares. The number of shares of the Company's outstanding Common Stock held by directors and executive officers is as follows: Mr. Talarico - 95,347 shares, Mr. Blair - 144,570 shares, Mr. Bucci - 3,500 shares, Mr. Kavan - 90,800 shares and Mr. Kelly - 1,607,816 shares. Each share of Series D Preferred Stock may currently be converted into 276 shares of Common Stock. Each share of Series G Preferred Stock may currently be converted into the number of shares of Common Stock determined by dividing 10,000 by the lesser of $1.16348 (85% of the average closing price of the Common Stock as reported by Nasdaq over the last five trading days prior to December 29,
     2000) or 85% of the average closing price of the Common Stock as reported by Nasdaq over the last five trading days prior to the date of the conversion, subject to a minimum conversion price of $0.35 per common share. Since 85% of the average closing price of the Common Stock for the five trading days preceding March 20, 2001 was $1.3413, conversion is assumed at a rate of $1.16348 per common share. Warrants issued in August 1998 and December 2000 may be exercised to purchase Common Stock at $4.25 and $1.75 per share, respectively. Information is provided in the footnotes below for each holder as to the number of shares included in the table for conversion of securities other than options for which information is given above in this footnote.

(2) Includes 127,732 shares of Common Stock which may be acquired by exercise of warrants. Mr. Talarico owns 300 shares of Series D Preferred Stock, representing 10.9% of the Series D Preferred Stock outstanding. The table includes 83,045 shares of Common Stock for conversion of the Series D Preferred Stock. Mr. Talarico owns 10 shares of Series G Preferred Stock, representing 6.7% of the Series G Preferred Stock outstanding. The table includes 85,949 shares of Common Stock for conversion of the Series G Preferred Stock. The Series G Preferred Stock is convertible into at least 85,949, but no more than 285,714 shares of Common Stock. Assuming that the Series G Preferred Stock became exercisable for the maximum 285,714 shares of Common Stock, Mr. Talarico would be deemed to beneficially own an aggregate of 11.3% of the Common Stock. Mr. Talarico also owns 588 shares of the Company's Series C Redeemable Preferred Stock (the "Series C Preferred Stock"), representing 2.4% of the Series C Preferred Stock outstanding.

(3) Includes 11,429 shares of Common Stock which may be acquired by exercise of warrants. Mr. Praskach owns 2 shares of Series G Preferred Stock, representing 1.3% of the Series G Preferred Stock outstanding. The table includes 17,190 shares of Common Stock for conversion of the Series G Preferred Stock. The Series G Preferred Stock is convertible into at least 17,190, but no more than 57,142 shares of Common Stock. Assuming that the Series G Preferred Stock became exercisable for the maximum 57,142 shares of Common Stock, Mr. Praskach would be deemed to beneficially own an aggregate of 1.4% of the Common Stock.

(4) Includes 233,614 shares of Common Stock which may be acquired by exercise of warrants. Mr. Kavan owns 750 shares of Series D Preferred Stock, representing 27.3% of the Series D Preferred Stock outstanding. The table includes 207,612 shares of Common Stock that may be acquired upon conversion of the Series D Preferred Stock. Mr. Kavan owns 10 shares of Series G Preferred Stock, representing 6.7% of the Series G Preferred Stock outstanding. The table includes 85,949 shares of Common Stock for conversion of the Series G Preferred Stock. The Series G Preferred Stock is convertible into at least 85,949, but no more than 285,714 shares of Common Stock. Assuming that the Series G Preferred Stock became exercisable for the maximum 285,714 shares of Common Stock, Mr. Kavan would be deemed to beneficially own an aggregate of 10.9% of the Common Stock. Mr. Kavan also owns 10,000 shares of the Company's Series C Preferred Stock, representing 40.0% of the Series C Preferred Stock outstanding.


Certain Relationships and Related Transactions


Conversion of Series E Convertible Redeemable Preferred Stock

  On August 13, 2000, all of the 1,926 outstanding shares of the Company's Series E Convertible Redeemable Preferred Stock (the "Series E Preferred Stock"), along with approximately $14,000 of accrued but unpaid dividends, automatically converted into 942,141 shares of the Company's Common Stock. The rate of conversion was $2.06 per common share. All of the Series E Preferred Stock then outstanding was held by James S. Kelly, Jr., the former majority shareholder of Allin Consulting-Pennsylvania. Mr. Kelly is a holder of greater than five percent of the Company's outstanding Common Stock and a director of the Company. The acquisition of Allin Consulting-Pennsylvania in August 1998 had included a promissory note issued by the Company in the amount of $2,000,000 to Mr. Kelly. Approximately $74,000 of the promissory note principal balance was offset in 1999 by the Company's payment of certain tax liabilities of Allin Consulting-Pennsylvania related to pre-acquisition periods. On May 31, 1999, Mr. Kelly exchanged the promissory note for 1,926 shares of the Company's Series E Preferred Stock. The Series E

Preferred Stock accrued dividends at the rate of 6% of the liquidation value thereof per annum, which were payable quarterly prior to conversion. Dividends of approximately $88,000 were paid in 2000.

Arrangements Involving the Former Sole Stockholder of Allin Consulting-
California

  Les D. Kent, a holder of greater than five percent of the Company's outstanding Common Stock and a former President of the Company, holds all of the 1,000 outstanding shares of the Company's Series F Preferred Stock with a liquidation value of $1,000 per share. The Series F Preferred Stock was issued on May 31, 1999, in exchange for a reduction in the principal balance of a promissory note related to the acquisition of Allin Corporation of California ("Allin Consulting-California") of $1,000,000. Mr. Kent was the sole stockholder of Allin Consulting-California prior to the acquisition. The Series F Preferred Stock accrues dividends at the rate of 7% of the liquidation value thereof per annum. Quarterly dividend payments began in April 2000. Dividends of approximately $53,000 were paid in 2000.

  The Company also has an outstanding principal balance of $1,000,000 due to Mr. Kent on a promissory note related to the Company's acquisition of Allin Consulting-California. The promissory note provides for interest at the rate of 7% per annum. The principal balance of the promissory note is due April 15, 2005. Interest due under the note from November 1996, when Allin Consulting-California was acquired, through May 1999 of approximately $390,000 was paid to Mr. Kent in April 2000. The Company also began quarterly interest payments in April 2000. Quarterly interest payments during 2000 were approximately $63,000.

  In October 2000, Allin Consulting-California sold rights to perform technical support services under certain contracts to Progent Corporation ("Progent").
Mr. Kent has an ownership interest in Progent. The sale is effective for services performed subsequent to December 31, 2000. Allin Consulting-California will receive percentages of certain revenue to be realized by Progent during the period from January 1, 2001 through December 31, 2005, including fifteen percent of the contractual backlog for services remaining to be performed for contracts in place as of December 31, 2000, ten percent of any additional revenue derived from clients with contracts in place as of December 31, 2000, and five percent of any revenue earned from certain former clients of Allin Consulting-California, as specified in the agreement. As of December 31, 2000, the backlog for services remaining to be performed under the assigned contracts was approximately $113,000. The agreement also provides for a management fee to Progent equal to 10% of the revenue earned by Allin Consulting-California during November and December 2000 under the assigned contracts for Progent's assistance in managing the technical support services provided during this period. Allin Consulting-California has recorded expense of approximately $12,000 in respect of the fiscal year ended December 31, 2000 for the management fees. The Company believes this sale was on terms as favorable to the Company as could have been obtained from an unrelated party.

  During 2000, Allin Consulting-California also engaged Progent to provide technical consulting services in connection with certain customer projects. In respect of the fiscal year ended year ended December 31, 2000, Allin Consulting-California recorded approximately $36,000 in fees related to Progent's services. The Company believes Progent's fees are on terms substantially similar to those that could be obtained from unrelated parties.

  In connection with the Company's termination of Les D. Kent as the Company's President in January 1999, the Company was obligated to make aggregate severance payments to Mr. Kent in the amount of approximately $217,000. During 2000, the Company paid approximately $23,000 of the amounts due Mr. Kent, completing discharge of the severance obligation.

Lease

  Effective February 1, 1997, the Company entered into a five-year lease for office space with Executive Office Associates ("EOA"). The aggregate rental payment under this lease was approximately $284,000 during the fiscal year ended December 31, 2000. Henry Posner, Jr. and two of Mr. Posner's sons and his spouse each own an indirect equity interest in EOA. Mr. Posner is a beneficial holder of greater than five percent of the Common Stock. As of December 31, 2000, minimum lease commitments were approximately $296,000 for the period from January 1, 2001 to January 31, 2002. The Company believes that rental payments under the long-term lease were on terms as favorable to the Company as could have been obtained from an unrelated party.

Services Provided to Related Parties

  During the fiscal year ended December 31, 2000, Allin Consulting-Pennsylvania provided computer network consulting services to The Hawthorne Group, Inc. ("Hawthorne"). Richard W. Talarico, a director, executive officer and beneficial owner of greater than five percent of the Company's Common Stock, is an officer of, and has an ownership interest in, Hawthorne. Mr. Posner and two of Mr. Posner's sons are shareholders of Hawthorne. Fees charged Hawthorne were approximately $46,000 for the fiscal year ended December 31, 2000. The Company believes its fees are on terms substantially similar to those offered unrelated parties.


      Proposal to Ratify the Appointment of Independent Public Accountants
                                  (Proposal 2)


     The Board of Directors of the Company has selected Arthur Andersen LLP to serve as the independent public accountants to examine the financial statements of the Company and its subsidiaries for the year ending December 31, 2001. Arthur Andersen LLP has been employed to perform this function for the Company and its predecessor since 1995. A representative of Arthur Andersen LLP is expected to be present at the annual meeting for the purpose of making a statement, should he so desire, and to respond to appropriate questions.

     If the stockholders should not ratify the appointment, the Audit Committee of the Board will investigate the reasons for rejection by the stockholders and the Board of Directors will reconsider the appointment.

Audit Fees

     The aggregate fees billed for professional services rendered by Arthur Andersen LLP for the audit of the Company's annual financial statements for the year ended December 31, 2000 and the review of the financial statements included in the Company's quarterly reports on Form 10-Q filed with the Securities and Exchange Commission during 2000 were approximately $90,450.

Financial Information Systems Design and Implementation Fees

     Arthur Andersen LLP performed no services and billed no fees related to operating or supervising the operation of the Company's information systems or local or wide area networks or for designing or implementing the Company's financial information management systems during 2000.

All Other Fees

     The aggregate fees billed for other services rendered to the Company by Arthur Andersen LLP during 2000 were approximately $80,555, including tax preparation and advisory services and audit services performed for the Company related to the proposed acquisition of a company that was subsequently abandoned.

Auditor Independence

     The Audit Committee of the Board of Directors believes that the non-audit services provided by Arthur Andersen LLP are compatible with maintaining auditor's independence. None of the time devoted by Arthur Andersen LLP on its engagement to audit the Company's financial statements for the year ended December 31, 2000, or any of the other engagements on which it worked during the calendar year 2000, is attributable to work performed by persons other than Arthur Andersen LLP employees.

                  The Board of Directors Recommends a Vote FOR
        The Proposal to Ratify the Appointment of Arthur Andersen LLP as
   The Company's Independent Accounts for the Year Ending December 31, 2001.

Other Information


Director Nominees

     The Board of Directors will consider stockholder's recommendations for nominees for election to the Board of Directors. Generally such nominations must be submitted in writing to the Secretary of the Company at the Company's principal offices at least 60 days but not more than 90 days before an annual meeting, and the notice must provide information as required by the Company's By-laws. A copy of these By-law requirements will be provided upon request in writing to the Secretary at the principal offices of the Company. This requirement does not affect the deadline for submitting stockholder proposals for inclusion in the proxy statement, nor does it apply to questions a stockholder may wish to ask at the meeting.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and any person who owns more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the Company's Common Stock and other equity securities. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on the review of the copies of such reports and written representations that no other reports were required during or with respect to the year ended December 31, 2000, all such Section 16(a) filing requirements were met.


Annual Report

     The Company has enclosed its Annual Report for the year ended December 31, 2000 with this proxy statement, which includes the Company's 2000 Annual Report to the SEC on Form 10-K, without exhibits. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.


Stockholder Proposals for the 2002 Annual Meeting

     Any proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company, 381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania 15220-2751, no later than December 5, 2001 in order to be included in the proxy materials for such meeting. It is suggested that a proponent submit any proposal by Certified Mail - Return Receipt Requested to the Secretary of the Company. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Company's 2002 proxy materials.

     Any stockholder proposal that is not submitted for inclusion in the proxy materials for the 2002 Annual Meeting of Stockholders, but is instead sought to be presented directly at the 2002 annual meeting must be submitted in writing to the Secretary of the Company at the Company's principal offices no later than February 9, 2002, and the notice must provide information as required by the Company's By-laws. A copy of these By-law requirements will be provided upon request in writing to the Secretary at the principal offices of the Company.


Other Matters

     The Board does not intend to present, and does not have any reason to believe that others will present, any item of business at the annual meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly brought before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Solicitation of Proxies

     All costs and expenses of this solicitation, including the cost of preparing and mailing this proxy statement will be borne by the Company. In addition to the use of the mails, certain directors, officers and regular employees of the Company may solicit proxies personally, or by mail, telephone, facsimile, or otherwise, but such persons will not be compensated for such services. Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting materials to each beneficial owner of stock held of record by them, and the Company will reimburse them for their expenses in doing so. The Company has engaged National City Bank to coordinate the solicitation of proxies by and through such holders. The anticipated cost of such services is approximately $2,500 plus reimbursement of expenses.



     By order of the Board of Directors,

     /s/ Dean C. Praskach

     Dean C. Praskach
     Secretary
     April 4, 2001

                                    ANNEX A
                                    -------

                               Allin Corporation
                            Audit Committee Charter

                       Adopted by the Board of Directors
                                on June 9, 2000

                          Function of Audit Committee

There shall be a committee of the Board of Directors of Allin Corporation to be known as the Audit Committee. The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibilities relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation, as well as such other matters as may from time to time be specifically delegated to the Audit Committee by the Board of Directors. In performing its duties, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

                                   Membership

As soon as practical after the adoption of this Charter, the Audit Committee shall be composed of at least three directors who are independent of management of the corporation and are free of any relationship that in the opinion of the Board of Directors would interfere with their exercise of independent judgment as a committee member. No member may be an officer or employee of the corporation. In determining independence, the Board of Directors will observe the applicable requirements of the Rules of the National Association of Securities Dealers, Inc. and may give effect to any applicable phase-in period for compliance provided for in such Rules. In observing such requirements, the Board of Directors may permit one director who does not meet those requirements, provided that he or she is not an officer or employee of the corporation or any of its subsidiaries or an immediate family member of any such officer or employee, to serve on the Audit Committee if the Board of Directors determines under exceptional and limited circumstances that his or her membership on the Audit Committee is required by the best interests of the corporation and its shareholders.

Each member of the Audit Committee must have the ability to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement or must be able to do so within a reasonable period of time after appointment to the Audit Committee. One member, preferably the chairperson, must have had past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in the individual's financial sophistication. Such experience may include being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Audit Committee appointments shall be nominated and approved annually by the full Board of Directors. The Audit Committee chairperson shall be selected by the Audit Committee members.

                              Operating Principles

The Audit Committee shall fulfill its specific responsibilities within the context of the following overriding principles:

 . Communication - The chairperson shall have regular and meaningful contact throughout the year with senior management, other committee chairpersons and other key Audit Committee advisors, external and internal auditors, etc., as applicable, to strengthen the Audit Committee's knowledge of relevant current and prospective business issues.

 . Meetings - The Audit Committee shall meet at least four times annually, or more frequently as it may determine necessary to comply with its responsibilities set forth herein.

 . Meeting Agenda - Audit Committee meeting agendas shall be the responsibility of the Audit Committee chairperson with input from Audit Committee members. It is expected that the chairperson would also ask for management and key Audit Committee advisors, and perhaps others, to participate in this process.

 . Audit Committee Expectations and Information Needs - The Audit Committee shall communicate Audit Committee expectations and the specific nature, timing, and extent of Audit Committee information needs to management, internal auditors, and other external parties, including external auditors.

 . Resources and Advisors - The Audit Committee shall be authorized to access internal and external resources, as the Audit Committee requires, to carry out its defined responsibilities. The Audit Committee shall have access to its own counsel and other advisors at the Audit Committee's sole discretion.

 . Audit Committee Meeting Attendees - The Audit Committee shall request members of management, counsel, internal audit, and external auditors, as applicable, to participate in Audit Committee meetings, as necessary, to carry out the defined Audit Committee responsibilities. It shall be understood that either internal and external auditors, or counsel, may, at any time, request a meeting with the Audit Committee or Audit Committee chairperson with or without management in attendance. In any case, the Audit Committee shall meet in executive session separately with internal and external auditors, at least annually.

 .  Reporting to the Board of Directors - The Audit Committee, through the Audit
   Committee chairperson, shall report periodically, as deemed necessary, but at least semi-annually, to the full Board. In addition, summarized minutes from Audit Committee meetings, separately identifying monitoring activities from approvals, shall be distributed to each Board member prior to the subsequent Board meeting.

 . Audit Committee Self-Assessment - The Audit Committee shall, at least annually, review, discuss and assess its own performance as well as the Audit Committee role and responsibilities, seeking input from senior management, the full Board of Directors and others. Changes in role and/or responsibilities, if any, shall be recommended to the full Board of Directors for approval.

 . Audit Committee Charter Review - Periodically, as deemed necessary, but at least annually, the Audit Committee shall review and assess the adequacy of this Audit Committee Charter. Changes, if any, shall be recommended to the full Board of Directors for approval.

 . Internal Audit Function - In concurrence with the corporation's independent auditors, given the corporation's present size and in the best financial interest of the shareholders, all responsibilities herein that refer to the "internal audit function" will be performed by the corporate controller. The addition of a separate internal audit function will be reevaluated periodically depending on the corporation's growth.

                           Reporting to Shareholders

The Audit Committee shall report annually in the corporation's proxy or information statement on such matters as may be required by the rules and regulations of the Securities and Exchange Commission.

          Committee's Relationship with External and Internal Auditors

The external auditors, in their capacity as independent public accountants, shall be responsible to the Board of Directors and the Audit Committee as representatives of the shareholders. These shareholder representatives have ultimate authority and responsibility to select, evaluate and where appropriate, replace the external auditors (or to nominate the outside auditor to be proposed for shareholder approval in any proxy or information statement).

The external auditors shall be viewed as the Audit Committee's representatives in executing the Audit Committee's oversight of periodic, annual, and other financial reporting to the shareholders. They shall report all relevant issues to the Audit Committee responsive to agreed-on Audit Committee expectations.
The Audit Committee should review the work of external auditors in executing their role of oversight. The Audit Committee shall annually review the performance (effectiveness, objectivity, and independence) of the external auditors. In this respect, the Audit Committee shall ensure receipt of a formal written statement from the external auditors delineating all relationships between the auditor and the corporation consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." Additionally, the Audit Committee shall be responsible for active dialogue with the auditor with respect to disclosed relationships or services that may impact auditor objectivity or independence and shall take or recommend to the full Board of Directors appropriate action to ensure the independence of the external auditor.

The internal audit function shall be responsible to senior management, but have a direct reporting responsibility to the Board of Directors through the Audit Committee.

If either the internal or external auditor identify significant issues relative to the overall Board of Directors responsibility that, in their judgment, have been communicated to management, but have not been adequately addressed, they should be communicated to the Audit Committee chairperson.

                     Primary Audit Committee Responsibility

The Audit Committee will perform the following and report to the Board of
Directors:

Review and recommend to the directors the independent auditors to be selected to audit the books of the corporation, its operating groups and subsidiaries.

Meet with the independent auditors and financial management of the corporation at least twice a year. Prior to the audit each year, the Audit Committee will review the risk assessment process and scope of the proposed audit for the current year and the audit procedures to be utilized. At the conclusion of the audit, the Audit Committee will review the results of such audit including any comments or recommendations of the independent auditors.

Discuss with the independent auditors the matters to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

Review with the independent auditors the report of their annual audit, or proposed report of their annual audit, the accompanying management letter, if any, the reports of their reviews of the corporation's interim financial statements conducted in accordance with Statement on Auditing Standards No. 71, and the reports of the results of such other examinations outside the course of the independent auditors' normal audit procedures that the independent auditors may from time to time undertake.

Review with the independent auditors and with the corporation's financial and internal auditing personnel the adequacy and effectiveness of the internal auditing, accounting and financial controls of the corporation, and elicit any recommendations that they may have for the improvement of such internal control procedures or particular areas where new or more detailed control or procedures are desirable. Particular emphasis should be given to the procedures, which might be deemed illegal or otherwise improper. Further, the committee should periodically review company policy statements in terms of their adequately representing a code of conduct.

Review the internal audit function of the corporation including proposed programs and risk assessment process with the independent auditors, with particular attention to maintaining the best possible effective balance between independent and internal auditing resources.

Review prior to each meeting a summary of important findings from completed internal audits and a progress report on the proposed internal audit plan with explanations for any deviations from the original plan.

Review with the appropriate officers of the corporation and the independent auditors the annual and quarterly financial statements of the corporation prior to public release thereof. Any changes in accounting principles should be reviewed.

In carrying out its responsibilities, the Audit Committee's policies and procedures should remain flexible in order that Audit Committee can best react to changing business conditions and risks to assure the directors and shareholders that the corporate accounting practices of the corporation are in accordance with all requirements and are of the highest quality.

PROXY                           ALLIN CORPORATION                          PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  Dean C. Praskach and Timothy P. O'Shea, or either of them, each with power of substitution, are hereby authorized to vote all stock of Allin Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Allin Corporation to be held on Thursday, May 10, 2001, and at any postponements or adjournments thereof as follows:

1. Election of Directors:
    FOR all nominees listed below             WITHHOLD AUTHORITY to
    (except as marked to the contrary below)  vote for all nominees listed below
    [_]                                       [_]

 Nominees: Richard W. Talarico, Brian K. Blair, Anthony L. Bucci, William C.
       Kavan, James S. Kelly, Jr. and Anthony C. Vickers

        A vote FOR all nominees is recommended by the Board of Directors

INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR AN INDIVIDUAL NOMINEE, DRAW A LINE THROUGH HIS NAME.

2. Ratification of appointment of Independent Public Accounts
 FOR   [_]                  AGAINST   [_]           ABSTAIN   [_]
              A vote FOR is recommended by the Board of Directors

3. In their discretion, on such other business as may properly come before the meeting.

                            CONTINUED ON OTHER SIDE

                           CONTINUED FROM OTHER SIDE
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSAL 2.
                                              Please sign this proxy exactly
                                              as your name appears below. When
                                              shares are held by joint
                                              tenants, both should sign. When
                                              signing as attorney, executor,
                                              administrator, trustee or in
                                              another representative capacity,
                                              please give full title as such.
                                              If a corporation, please sign in
                                              full corporate name by the
                                              president or other authorized
                                              officer. If a partnership,
                                              please sign in partnership name
                                              by an authorized person.

                                              Date                 , 2001
                                                 ------------------

                                              ---------------------------------
                                              (Signature)
                                              ---------------------------------
                                              (Signature, if held jointly)
Please Mark, Sign, Date, and Return this Proxy Card Promptly Using the Enclosed
                                   Envelope.